UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2023

BioSig Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Greens Farms Road, 1st Floor Westport, Connecticut	06880
(Address of principal executive offices)	(Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	BSGM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below under Item 5.07 of this Current Report, BioSig Technologies, Inc. (the “Company”), held its 2023 annual meeting of stockholders on December 18, 2023 (the “Annual Meeting”), at which the Company’s stockholders approved the First Amendment (the “Incentive Plan Amendment”) to the Company’s 2023 Long-Term Incentive Plan, as amended (the “Incentive Plan”), to increase the total number of shares of common stock, par value $0.001 per share (the “Common Stock”) authorized for issuance under the Incentive Plan by 3,500,000, to a total of 8,765,945 shares.

For more information about the Incentive Plan Amendment, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on November 3, 2023 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. The foregoing description of the Incentive Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Incentive Plan Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting, the following four proposals were submitted to the Company’s stockholders:

(1)	A proposal to elect seven directors to serve as directors on the Company’s board of directors (the “Board”) until the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) or until their successors have been duly elected and qualified, for which Kenneth L. Londoner, David Weild IV, Patrick J Gallagher, Donald E. Foley, James J. Barry, Frederick D. Hrkac and James L. Klein are the nominees.

(2)	A proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect, at the discretion of the Board but prior to the one-year anniversary of the date on which the reverse stock split is approved by the Company’s stockholders at the Annual Meeting, a reverse stock split of all of the outstanding shares of the Company’s Common Stock, at a ratio in the range of 1-for-2 to 1-for-10, with the exact exchange ratio and timing to be determined by the Board in its discretion and included in a public announcement (the “Reverse Stock Split Proposal”).

(3)	A proposal to approve the Incentive Plan Amendment to increase the total number of shares of Common Stock authorized for issuance under the Incentive Plan by 3,500,000, to a total of 8,765,945 shares (the “Plan Amendment Proposal”).

(4)	A proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (the “Auditor Ratification Proposal”).

For more information about the foregoing proposals, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on November 3, 2023. Holders of the Company’s Common Stock were entitled to one vote per share, totaling to 81,110,643 votes, and certain holders of the Company’s Series C Convertible Preferred Stock, subject to the beneficial ownership limitation pursuant to the terms of such preferred stock as set forth in the certificate of designation for such preferred stock, were entitled to an aggregate of 653,778 votes. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(1)	Each of the following nominees for director received the number of votes set forth opposite his name, constituting in each case a plurality of the votes cast at the Annual Meeting for the election of such director to serve as a director on the Board until the 2024 Annual Meeting or until his successor has duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Kenneth L. Londoner	37,869,038	1,343,055	15,528,420
David Weild IV	38,069,486	1,142,607	15,528,420
Patrick J. Gallagher	37,801,725	1,410,368	15,528,420
Donald E. Foley	37,930,829	1,281,264	15,528,420
James J. Barry	38,074,136	1,137,957	15,528,420
Frederick D. Hrkac	38,189,433	1,022,660	15,528,420
James L. Klein	36,452,950	2,759,143	15,528,420

(2)	Approval of the Reverse Stock Split Proposal:

For	Against	Abstain	Broker Non-Votes
47,899,780	6,606,612	234,121	-

(3)	Approval of the Plan Amendment Proposal:

For	Against	Abstain	Broker Non-Votes
36,154,958	2,363,847	693,288	15,528,420

(4)	Approval of the Auditor Ratification Proposal:

For	Against	Abstain	Broker Non-Votes
53,861,582	589,954	288,977	-

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Incentive Plan Amendment
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: December 18, 2023	By:	/s/ Kenneth L. Londoner
	Name:	Kenneth L. Londoner
	Title:	Executive Chairman